Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tian’an Technology Group Ltd on Form F-1 to be filed on or about May 8, 2026 of our report dated April 25, 2025, on our audit of the financial statements as of December 31, 2024 and for the year then ended, which report was included in the Annual Report on Form 20-F filed April 25, 2025.

/s/ HHC

We have served as the Company’s auditor since 2022.

Forest Hills, New York

May 8, 2026

PCAOB ID #5867